UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 23, 2010

SRKP 25, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53021	26-1583852
(Commission File Number)	(IRS Employer Identification No.)

4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL	33308
(Address of Principal Executive Offices)	(Zip Code)

(310) 203-2902
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission by SRKP 25, Inc., a Delaware corporation (the "Company"), on April 6, 2010, the Company entered into a Share Exchange Agreement with CD Media (Holding) Co., Limited, a company organized in the British Virgin Islands (“CD Media BVI”), Huizhou CD Media Co., Ltd., a company organized in the People’s Republic of China and a wholly-owned subsidiary of CD Media BVI (“CD Media Huizhou”), Beijing CD Media Advertisement Co., Ltd., a company organized in the People’s Republic of China and controlled by CD Media Huizhou by contractual agreements and arrangements (“CD Media Beijing”), and all of the shareholders of CD Media BVI (the “CD Shareholders”).  As also reported in the Form 8-K filed with the Securities and Exchange Commission on April 6, 2010, the Company entered into a Share and Warrant Cancellation Agreement with its stockholders.

On April 23, 2010, the Company entered into an Amended and Restated Share Exchange Agreement (the “Amended Exchange Agreement”) with CD Media BVI, CD Media Huizhou, CD Media Beijing and the CD Shareholders.  Pursuant to the Amended Exchange Agreement, the Company agreed to issue an aggregate of 19,100,000 shares of its common stock to the CD Shareholders in exchange for 100% of the share capital of CD Media BVI (the "Share Exchange").

On April 23, 2010, the Company also entered into an Amended and Restated Share and Warrant Cancellation Agreement (the “Amended Cancellation Agreement”) with all of its existing stockholders, pursuant to which the stockholders agreed to cancel a maximum of 4,450,390 shares of common stock and warrants to purchase 5,677,057 of common stock prior to the closing of the Share Exchange, with the number of shares and warrants being cancelled depending on various factors.

Pursuant to the terms of the Exchange Agreement, the Company expects there will be approximately 25,312,667 shares of common stock and warrants to purchase 1,419,333 shares of common stock issued and outstanding after giving effect to the transactions contemplated by the Amended Exchange Agreement, assuming the cancellation of the maximum number of shares and warrants pursuant to the Amended Cancellation Agreement.

The consummation of the Share Exchange is subject to certain conditions. The Share Exchange, if consummated, will result in a change-in-control of the Company and the assumption of CD Media BVI’s operations and liabilities. In connection with the change-in-control, there will be a new Board of Directors and management of the Company.

CD Media BVI is the 100% parent of CD Media (HK) Limited, a company organized under the laws of Hong Kong, and CD Media Huizhou.  CD Media Huizhou, through a series of contractual arrangements, maintains effective control over the operations of CD Media Beijing and receives substantially all of the economic benefits of CD Media Beijing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 25, INC.

Date: April 28, 2010	By:	/s/ Richard Rappaport
	Name:	Richard Rappaport
	Title:	President